UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 18, 2018 (January 17, 2018)

Wyndham Worldwide Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-32876	20-0052541
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 Sylvan Way
Parsippany, NJ	07054
(Address of Principal Executive	(Zip Code)
Offices)

(973) 753-6000
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement.

On January 17, 2018, Wyndham Worldwide Corporation, a Delaware corporation (“Wyndham Worldwide”), WHG BB Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Wyndham Worldwide (“Merger Sub”), and La Quinta Holdings Inc., a Delaware corporation (“La Quinta”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Wyndham Worldwide has agreed to acquire La Quinta’s franchising and management business (the “Acquired Business”).  In connection with the transaction, La Quinta and CorePoint Lodging, Inc. a Maryland corporation and an indirect wholly-owned subsidiary of La Quinta (“CorePoint”), entered into a Separation and Distribution Agreement dated January 17, 2018 (the “Separation Agreement”), pursuant to which (together with the documents further described in the Separation Agreement), on the terms and subject to the conditions set forth in the Separation Agreement, immediately prior to the Merger (as defined below), La Quinta will, among other things, (i) effect a reclassification and combination of the La Quinta Common Stock (as defined below) whereby each share of La Quinta Common Stock (par value $0.01) will be reclassified and combined into one half of a share of La Quinta Common Stock (par value $0.02) (the “Reverse Stock Split”), (ii) convey La Quinta’s owned real estate assets and certain related assets and liabilities to CorePoint (the “CorePoint Business”) and, (iii) thereafter, distribute (the “Distribution”) to the La Quinta common stockholders all of the issued and outstanding shares of common stock of CorePoint, which will become a separate publicly traded company.  Immediately following the Distribution, in accordance with and subject to the terms of the Merger Agreement, Merger Sub will merge with and into La Quinta (the “Merger”), with La Quinta continuing as the surviving company in the Merger and as a wholly-owned indirect subsidiary of Wyndham Worldwide.  The boards of directors of each of Wyndham Worldwide and La Quinta have approved the Merger Agreement.

Merger Agreement

On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger, which will occur immediately after the effective time of the Distribution (the “Effective Time”), and as a result thereof, each share of common stock of La Quinta (“La Quinta Common Stock”) that is issued and outstanding immediately prior to the Effective Time (other than shares of La Quinta Common Stock (i) held by La Quinta as treasury stock or (ii) owned by Wyndham Worldwide or Merger Sub immediately prior to the Effective Time (which will be canceled without payment of any consideration) and La Quinta Common Stock for which appraisal rights have been validly exercised and not withdrawn (collectively, the “Excluded Shares”)) will be converted into the right to receive $8.40 in cash per share, prior to giving effect to the Reverse Stock Split, and if the Reverse Stock Split is completed prior to the Effective Time, each share will instead be converted into the right to receive $16.80 in cash per share (the “Merger Consideration”). Any fractional shares of La Quinta Common Stock issued and outstanding immediately prior to the Merger (other than any Excluded Shares), including any fractional shares resulting from the Reverse Stock Split, will be converted into the right to receive a proportionate fraction of the Merger Consideration.

Except as otherwise agreed between Wyndham Worldwide and a holder in writing, immediately prior to the Effective Time, (i) each La Quinta restricted stock award that is then outstanding will, automatically and without any required action on the part of the holder thereof, vest and become free of restrictions as of the Effective Time and be cancelled and terminated, and each holder of a La Quinta restricted stock award will have the right to receive from the surviving corporation, in respect of such La Quinta restricted stock award, an amount in cash (less any applicable withholding taxes) equal to (A) the number of shares of La Quinta Common Stock subject to such La Quinta restricted stock award, multiplied by (B) the Merger Consideration and (ii) any vesting conditions applicable to each La Quinta restricted share unit that is then outstanding will, automatically and without any required action on the part of the holder thereof, accelerate in full, and such La Quinta restricted share unit will be cancelled and terminated, and each holder of a La Quinta restricted share unit will have the right to receive from the surviving corporation, in respect of such La Quinta restricted share unit, an amount in cash (less any applicable withholding taxes) equal to (A) the number of shares of La Quinta Common Stock previously subject to such restricted share unit award, multiplied by (B) the Merger Consideration.

Wyndham Worldwide and La Quinta have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants that: (i) La Quinta will conduct the Acquired Business (and the CorePoint Business to the extent any action taken or not taken would reasonably be expect to adversely affect La Quinta, the Acquired Business or Wyndham Worldwide as the owner and operator of the Acquired

Business following the Effective Time in any material respect) in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) La Quinta will not engage in certain kinds of transactions during such period without the consent of Wyndham Worldwide, (iii) unless the board of directors of La Quinta (the “La Quinta Board”) effects a Change of Board Recommendation (as defined in the Merger Agreement), La Quinta will cause a meeting of the La Quinta stockholders to be held to consider adoption of the Merger Agreement and approval of amendments to La Quinta’s certificate of incorporation necessary to effect the Reverse Stock Split (the “La Quinta Charter Amendments”), and (iv) subject to certain customary exceptions, the La Quinta Board will recommend adoption of the Merger Agreement and approval of the La Quinta Charter Amendments by the stockholders of La Quinta.  La Quinta has also made certain additional customary covenants, including, among others, covenants not to: (i) solicit or knowingly encourage any inquiries with respect to certain alternative business combination transactions or (ii) subject to certain exceptions designed to allow the La Quinta Board to fulfill its fiduciary duties to La Quinta’s stockholders (described further below), engage in any acquisitions or discussions concerning, or provide any confidential information to, any person relating to certain alternative business combination transactions.

Prior to the adoption of the Merger Agreement by La Quinta’s stockholders, the La Quinta Board may (i) withhold, withdraw or modify its recommendation that La Quinta’s stockholders adopt the Merger Agreement or approve, endorse or recommend a Superior Proposal (as defined in the Merger Agreement) or (ii) terminate the Merger Agreement to concurrently enter into a definitive agreement with respect to a Superior Proposal and pay the La Quinta Termination Fee (as defined below) prior to or concurrently with such termination. In connection with any such action, La Quinta must comply with certain notice and other specified conditions, including the requirement that the proposal did not result from a material breach of La Quinta’s non-solicitation obligations, giving Wyndham Worldwide the opportunity to propose revisions to the terms of the transaction contemplated by the Merger Agreement during a match right period and, if requested by Wyndham Worldwide, engaging in good faith negotiations with Wyndham Worldwide during such match right period.

Consummation of the Merger is subject to certain customary conditions, including (i) the adoption of the Merger Agreement and approval of the La Quinta Charter Amendments by the holders of a majority of the outstanding shares of La Quinta Common Stock (the “Stockholder Approval”), (ii) the absence of any law prohibiting or order preventing the consummation of the Merger or the Distribution, (iii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Approval”), (iv) the absence of a material adverse effect with respect to La Quinta, (v) the receipt by La Quinta of the Cash Payment (as defined below) from CorePoint in accordance with the Separation Agreement, (v) the consummation of the Separation (as defined below) and the Distribution in accordance with the Separation Agreement and (vi) compliance in all material respects on the part of each of Wyndham Worldwide and La Quinta with such party’s covenants under the Merger Agreement, the Separation Agreement and the Employee Matters Agreement (as defined below). The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions).The consummation of the Merger is not subject to a financing condition.

The Merger Agreement contains certain termination rights for both Wyndham Worldwide and La Quinta, including in the event the Stockholder Approval is not obtained at a duly convened meeting of La Quinta stockholders or in the event the Merger is not consummated on or before July 17, 2018 (which date may be extended by either party by 90 days in the event that all closing conditions are satisfied or waived, other than HSR Approval) (the “Outside Date”). The Merger Agreement further provides that, upon termination of the Merger Agreement in certain circumstances, including if the Merger Agreement is terminated by Wyndham Worldwide in the event the La Quinta Board effects a Change of Board Recommendation (as defined in the Merger Agreement), or by La Quinta in accordance with, and subject to, the terms of the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal (as defined in the Merger Agreement), La Quinta would be required to pay Wyndham Worldwide a termination fee of $37,000,000 (the “La Quinta Termination Fee”).  The Merger Agreement also provides that if the Merger Agreement is terminated in certain circumstances in the event the Stockholder Approval is not obtained or in the event the Merger is not consummated on or before the Outside Date, and in connection with such termination La Quinta has not delivered to Wyndham Worldwide a certificate signed by an officer of La Quinta making certain representations with respect to the status of CorePoint’s debt financing contemplated by the Separation Agreement, La Quinta would be required to pay Wyndham Worldwide the La Quinta Termination Fee.  In no circumstance will La Quinta be obligated to pay more than one La Quinta Termination Fee.

Voting Agreement

Concurrently with and as a condition to Wyndham Worldwide’s execution of the Merger Agreement, certain entities affiliated with The Blackstone Group, L.P. (such entities, collectively, the “Blackstone Stockholders”), have entered into a voting agreement with Wyndham Worldwide (the “Voting Agreement”) covering shares of La Quinta Common Stock legally or beneficially owned by the Blackstone Stockholders (the “Voting Party Shares”), which constituted, in the aggregate, approximately 29.97% of La Quinta’s issued and outstanding shares as of January 17, 2018. Pursuant to and subject to the terms and conditions of the Voting Agreement, the Blackstone Stockholders have agreed to vote, or cause the holder of record to vote, the Voting Party Shares in favor of the Merger and certain related transactions and against certain other actions.  The Blackstone Stockholders have also agreed, subject to certain exceptions, not to (i) solicit or knowingly encourage any inquiries with respect to certain alternative business combination transactions with respect to La Quinta or (ii) engage in any acquisitions or discussions concerning, or provide any confidential information to, any person relating to certain alternative business combination transactions with respect to La Quinta, and not to, subject to certain exceptions, transfer or dispose of the Voting Party Shares. The Voting Agreement will terminate upon the earliest of (i) the closing of the Merger, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) any material change to the terms of the Merger without the prior written consent of the Blackstone Stockholders that (A) reduces the per-share Merger Consideration (other than certain adjustments in compliance with the Merger Agreement, including with respect to the Reverse Stock Split) or (B) changes the form of consideration payable in the Merger.

Separation Agreement

The Separation Agreement governs the terms and conditions regarding the Reverse Stock Split, the transfer of the CorePoint Business from La Quinta to CorePoint (the “Separation”) and the Distribution. In connection with the Separation, the Separation Agreement provides, among other things, for the transfer by La Quinta to CorePoint of certain assets, and the assumption by CorePoint of certain liabilities, related to the CorePoint Business.

The Separation Agreement provides that, immediately prior to and as a condition of the Distribution, CorePoint will make a cash payment to La Quinta of $983,950,000, subject to certain adjustments based on the actual amount of net indebtedness at La Quinta (as of immediately prior to the effective time of the Distribution) and certain accrued but unpaid expenses incurred in connection with the Separation, the Distribution and the Merger (the “Cash Payment”).

The Separation Agreement provides that the Distribution is subject to the satisfaction or waiver of various conditions, including receipt of the Cash Payment by La Quinta and the effectiveness of CorePoint’s Form 10 in connection with the Distribution.

The Separation Agreement also sets forth certain other covenants and agreements between La Quinta and CorePoint related to the Separation, including provisions concerning the termination and settlement of intercompany accounts and obtaining certain governmental approvals and third party consents. The Separation Agreement also sets forth certain covenants and agreements that govern certain aspects of the relationship between La Quinta and CorePoint following the Distribution, including provisions with respect to release of claims and indemnification provisions.

Other Agreements

In connection with the transactions contemplated by the Merger Agreement and the Separation Agreement, certain additional agreements have been or will be entered into, including, among others:

•                                          an Employee Matters Agreement, dated as of January 17, 2018, between La Quinta and CorePoint, which governs certain obligations of La Quinta and CorePoint with respect to current and former La Quinta employees, including certain compensation and benefits obligations, the treatment of certain equity awards, and the allocation of certain employee-related assets and liabilities between La Quinta and CorePoint;

•                                          a Tax Matters Agreement between La Quinta and CorePoint, which will govern La Quinta’s and CorePoint’s respective rights, responsibilities and obligations with respect to tax liabilities, tax attributes, the preparation and filing of tax returns, tax contests, and certain other tax matters, including a two-way adjustment to the extent La Quinta’s estimated tax liability as a result of the Distribution is greater or less than an agreed-upon reserve amount set forth in the Tax Matters Agreement;

•                                          Hotel Management Agreements and Franchise Agreements governing the ongoing relationship between La Quinta, as operator of CorePoint’s hotels, and CorePoint as the owner of such hotels; and

•                                          a Transition Services Agreement between La Quinta and CorePoint, pursuant to which each party will provide certain services to the other party for an interim period following the Separation.

The foregoing descriptions of the Merger, the Merger Agreement, the Separation Agreement, the Voting Agreement and the other agreements referenced herein and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference, the full text of the Voting Agreement, which is attached hereto as Exhibit 2.2 and incorporated herein by reference and the full text of such other agreements described herein.

The Merger Agreement governs the contractual rights between the parties in relation to the Merger. The Merger Agreement and the Voting Agreement have been filed as exhibits to this Current Report on Form 8-K to provide investors with information regarding the terms of the Merger Agreement and the Voting Agreement and are not intended to provide, modify or supplement any information about Wyndham Worldwide, Merger Sub, La Quinta, CorePoint or any of their respective subsidiaries or affiliates, or their respective businesses. In particular, the Merger Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Wyndham Worldwide or La Quinta. The representations and warranties contained in the Merger Agreement have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to consummate the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to contractual standards of materiality that may be different from those generally applicable under the securities laws.

Item 7.01              Regulation FD Disclosure.

On January 18, 2018, Wyndham Worldwide and La Quinta issued a joint press release announcing the transactions described in Item 1.01 above. A copy of the joint press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01              Other Events.

Wyndham Worldwide expects to finance the Merger with debt financing, which could include senior unsecured notes issued in capital markets transactions, term loans, bridge loans, or any combination thereof, together with cash on hand.  In connection with entering into the Merger Agreement, Wyndham Worldwide has entered into a commitment letter (the “Commitment Letter”), dated as of January 17, 2018, with Barclays Bank PLC, Deutsche Bank Securities Inc. and Deutsche Bank AG Cayman Islands Branch (collectively, the “Commitment Parties”), pursuant to which, subject to the terms and conditions set forth therein, the Commitment Parties have committed to provide a 364-day senior unsecured bridge term loan facility, with a maturity extension option of an additional 364-day subject to certain limited conditions, which facility is in an aggregate principal amount of up to $2.0 billion (the “Bridge Facility”), with the proceeds thereof intended to fund the consideration for the Merger and related costs and expenses.  Bridge Facility availability is subject to reduction in equivalent amounts upon any incurrence by Wyndham Worldwide of term loans and/or the issuance of notes in a public offering or private placement prior to the consummation of the Merger and upon other specified events, subject to certain exceptions set forth in the Commitment Letter. The funding of the Bridge Facility provided for in the Commitment Letter is contingent on the satisfaction of customary conditions, including (i) the execution and delivery of definitive documentation with respect to the Bridge Facility in accordance with the terms sets forth in the Commitment Letter, and (ii) the consummation of the Merger in accordance with the Merger Agreement.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

2.1                               Agreement and Plan of Merger, dated as of January 17, 2018, by and among Wyndham Worldwide Corporation, WHG BB Sub, Inc. and La Quinta Holdings Inc.*

2.2                               Support Agreement, dated as of January 17, 2018, by and between Wyndham Worldwide Corporation and each of the persons listed on Annex I thereto.

99.1                        Press Release, dated January 18, 2018.

*                                         Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Wyndham Worldwide Corporation agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.

FORWARD-LOOKING STATEMENTS

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Forward-looking statements are those that convey management’s expectations as to the future based on plans, estimates and projections at the time Wyndham Worldwide and La Quinta make the statements and may be identified by words such as “will,” “expect,” believe,” “plan,” “anticipate,” “intend,” “goal,” “future,” “outlook,” guidance,” “target,” “estimate” and similar words or expressions, including the negative version of such words and expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Wyndham Worldwide, Wyndham Hotel Group, La Quinta or CorePoint Lodging Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this report include statements related to Wyndham Worldwide’s and La Quinta’s current views and expectations with respect to the acquisition and related transactions, as well as the synergies expected as a result of the acquisition.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.  Factors that could cause actual results to differ materially from those in the forward-looking statements include without limitation general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war, terrorist activity or political strife, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, uncertainties that may delay or negatively impact the acquisition or cause it to not occur at all, including the timing, receipt and terms of any required governmental and regulatory approvals and the ability to satisfy the other conditions to the acquisition, uncertainties related to the successful integration of the two companies and their ability to realize the anticipated benefits of the combination, uncertainties related to Wyndham Worldwide’s ability to obtain financing for the acquisition or the terms of such financing, unanticipated developments related to the impact of the acquisition on the companies’ relationships with their customers, suppliers, employees and others with whom they have relationships, unanticipated developments resulting from possible disruption to the companies’ operations as a result of the acquisition, the potential impact of the acquisition and the spin-offs and related transactions on the companies’ credit ratings, uncertainties related to the companies’ abilities to successfully complete their respective spin-offs as contemplated or at all and to realize the anticipated benefits thereof, as well as those factors described in each of Wyndham Worldwide’s and La Qunita’s Annual Report on Form 10-K, filed with the SEC on February 17, 2017 and March 1, 2017 respectively, and in Wyndham Worldwide’s and La Quinta’s subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Wyndham Worldwide and La Quinta undertake no obligation to publicly update or revise any forward-looking statements, subsequent events or otherwise.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed acquisition, a preliminary proxy statement and a definitive proxy statement will be filed with the SEC by La Quinta. The information contained in the preliminary filing will not be complete and may be changed. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. The definitive proxy statement will be mailed to the stockholders of La Quinta seeking their approval of the proposed merger. La Quinta’s stockholders will also be able to obtain a copy of the definitive proxy statement free of charge by directing a request to: Secretary, La Quinta Holdings Inc., 909 Hidden Ridge, Suite 600, Irving, TX 75038. In addition, the preliminary proxy statement and definitive proxy statement will be available free of charge at the SEC’s website, www.sec.gov.

Wyndham Worldwide, La Quinta and their respective directors, executive officers and certain other employees may be deemed to be participants in the solicitation of proxies from La Quinta shareholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Wyndham Worldwide directors and executive officers by reading Wyndham Worldwide’s proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on March 29, 2017. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of La Quinta directors and executive officers by reading La Quinta’s proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on April 7, 2017. Additional information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant materials filed with the SEC in connection with the proposed transaction when they become available.

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated as of January 17, 2018, by and among Wyndham Worldwide Corporation, WHG BB Sub, Inc. and La Quinta Holdings Inc.*

2.2	Support Agreement, dated as of January 17, 2018, by and between Wyndham Worldwide Corporation and each of the persons listed on Annex I thereto.

99.1	Press Release, dated January 18, 2018.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Wyndham Worldwide Corporation agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

WYNDHAM WORLDWIDE CORPORATION

	By:	/s/ Nicola Rossi
	Name:	Nicola Rossi
	Title:	Chief Accounting Officer

Date: January 18, 2018